                                                 Exhibit 1.10

                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 9 TO
                             MASTER TRUST AGREEMENT


                   This Amendment No. 9 to the Master Trust Agreement of The Payden & Rygel Investment Group dated January 22, 1992, as amended (the "Agreement"), is made as of November 15, 1995.

                   WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated eleven sub-trusts known as the Payden & Rygel Global Fixed Income Fund, the Payden & Rygel International Bond Fund, the Payden & Rygel Tax Exempt Bond Fund, the Payden & Rygel Short Bond Fund, the Payden & Rygel Intermediate Bond Fund, the Payden & Rygel Opportunity Fund, the Payden & Rygel Limited Maturity Fund, the Payden & Rygel Short Duration Tax Exempt Fund, the Payden & Rygel U.S. Treasury Fund, the Payden & Rygel Large Cap Plus Fund and the Payden & Rygel Broad Market Plus Fund; and

                   WHEREAS, the Trustees have the authority, without shareholder approval, under Section 4.1 of the Agreement, to establish and designate additional separate and distinct sub-trusts, to fix and determine certain relative rights and preferences as between the shares of the sub-trusts, to divide the shares of any sub-trust into classes, and to fix and determine certain relative rights as between the classes of each sub-trust; and

                   WHEREAS, the Trustees hereby desire to change the name of the Payden & Rygel Large Cap Plus Fund to the Payden and Rygel Equity Market Tracking Fund, and to abolish the Payden & Rygel Broad Market Plus Fund, and neither of such sub-trusts has any outstanding shares;

                   NOW THEREFORE:

                   The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

                   "Section 4.2   ESTABLISHMENT AND DESIGNATION OF
              SUB-TRUSTS. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate ten Sub-Trusts and classes thereof: the Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Tax-Exempt Bond Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Intermediate Bond Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Opportunity Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as "Class A" and Class B" shares; the Payden & Rygel U.S. Treasury Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; the Payden & Rygel International Bond Fund, which shall consist of two classes of shares designated as "Class A" and "Class B" shares; and the Payden & Rygel Equity Market Tracking Fund, which shall consist of one class of shares designated as "Class A" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:".

                   The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

                   IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written.

                   This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


   s/Joan A. Payden                          s/Lynda L. Faber
----------------------------           ---------------------------
     Joan A. Payden                            Lynda L. Faber


  s/John Paul Isaacson                  s/Christopher N. Orndorff
----------------------------           ---------------------------
    John Paul Isaacson                    Christopher N. Orndorff


                                           s/Dennis C. Poulsen
----------------------------           ---------------------------
   J. Clayburn La Force                      Dennis C. Poulsen


    s/Stender E. Sweeny                 s/Thomas V. McKernan, Jr.
----------------------------           ---------------------------
      Stender E. Sweeny                   Thomas V. McKernan, Jr.


     s/W.D. Hilton, Jr.
----------------------------
       W.D. Hilton, Jr.




                                       -3-